EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (a) the Registration Statement on Form S-3 (No. 333-192321), (b) the Registration Statement on Form S-3 (No. 333-194474), (c) the Registration Statement on Form S-8 (No. 333-187439), and (d) the Registration Statement on Form S-8 (No. 333-199992) of our report dated March 19, 2013 relating to the consolidated financial statements of Accelerate Diagnostics, Inc. appearing in the Annual Report on Form 10-K of Accelerate Diagnostics, Inc. for the year ended December 31, 2014 and to the reference to us under the heading “Experts” in each Prospectus contained in the Registration Statements.

Denver, Colorado	/s/ Comiskey & Company
February 25, 2015	PROFESSIONAL CORPORATION